Exhibit 99.17(a)

PROXY TABULATOR
[ADDRESS] [CITY, STATE ZIP CODE]	VOTE BY PHONE • Read the Combined Proxy Statement/Prospectus and have this card at hand • Call toll-free [Phone #] • Follow the recorded instructions • Do not return this paper ballot	VOTE ON THE INTERNET • Read the Combined Proxy Statement/Prospectus and have this card at hand • Log on to [Website address] • Follow the on-screen instructions • Do not return this paper ballot	VOTE BY MAIL • Read the Combined Proxy Statement/Prospectus and have this card at hand • Check the appropriate boxes on reverse • Sign and date proxy card • Return promptly in the enclosed envelope

Your prompt response will save your Fund the expense of additional mailings.

NATIONWIDE MUTUAL FUNDS

SPECIAL MEETING OF SHAREHOLDERS
PROXY SOLICITED BY THE TRUSTEES

The undersigned, revoking previous proxies, hereby appoint(s) [                                ], [                                ], [                                ], or any one of them, attorneys, with full power of substitution, to vote all shares of the Fund(s) of Nationwide Mutual Funds (the “Trust”), as indicated above, which the undersigned is entitled to vote at a Special Meeting of Shareholders of the Trust to be held at 1200 River Road, Suite 1000, Conshohocken, Pennsylvania 19428, on [                ,                      , 2008], at 9:00 a.m., Eastern time, and at any adjournments thereof. All powers may be exercised by two or more of said proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one. This proxy shall be voted on the proposal described in the Combined Proxy Statement/Prospectus as specified on the reverse side.Receipt of the Notice of Special Meeting of Shareholders and the accompanying Combined Proxy Statement/Prospectus is hereby acknowledged.

PLEASE SIGN, DATE, AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE

Date:

Signature(s) (Title(s), if applicable)     (Sign in the Box)
NOTE: Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, at least one holder should sign. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person’s title.

NMF PC sc

Please fill in box(es) as shown using black or blue ink or number 2 pencil.   X

PLEASE DO NOT USE FINE POINT PENS.

Please refer to the Proxy Statement discussion of the proposal.

IF NO SPECIFICATION IS MADE AND THIS PROXY IS SIGNED AND RETURNED, THE PROXY SHALL BE VOTED FOR THE PROPOSAL.

As to any other matter, said attorneys shall vote in accordance with their best judgment.
THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:

FOR	AGAINST	ABSTAIN

1.               To approve the agreement and plan of reorganization between Nationwide Mutual
Funds on behalf of its funds and the Aberdeen Funds on behalf of its funds.